UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Commercial Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-27894	34-1787239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 294-5781

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Securities Holders.

On January 26, 2017, Commercial Bancshares, Inc. (the “Company”) held a Special Meeting of the Shareholders (the “Special Meeting”). As of December 15, 2016, the record date for the Special Meeting, there were 1,206,895 shares of the Company’s common stock outstanding and entitled to vote. At the Special Meeting, 817,565.56 shares, or approximately 68% of the eligible voting shares, were represented either in person or by proxy. All of the matters submitted to a vote of the Company’s shareholders at the Special Meeting were approved. The number of votes cast for and against, and the number of abstentions with respect to each proposal are as follows:

1.	To approve the Agreement and Plan of Merger dated as of August 23, 2016, as amended (the “Merger Agreement”), by and between First Defiance Financial Corp. and the Company.

For	Against	Abstain
767,053.76	44,122.41	6,389.39

2.	To approve, on a non-binding, advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the merger.

For	Against	Abstain
718,111.95	63,090.97	36,362.64

3.	To approve the adjournment of the Special Meeting, if necessary, to allow for additional solicitation of shareholder votes to obtain the required vote to approve the Merger Agreement.

For	Against	Abstain
757,823.51	49,257.57	10,484.47

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANCSHARES, INC.

By:	/s/ David J. Browne
David J. Browne Its: Corporate Secretary

Dated: January 27, 2017